Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

EF HUTTON ACQUISITION CORPORATION I

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price(5)		Fee Rate (7)	Amount of Registration Fee (7)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share (1)	457	(f)	25,100,000	—	$836.6667		$0.00014760	$0.13	(8)
	Equity	Series A Convertible Preferred Stock (1)	457	(f)	39,000	—	—	(6)	—	—	(6)
	Equity	Common Stock, $0.0001 par value per share, converted from Series A Convertible Preferred Stock (2)	457	(f)	3,900,000		130		0.00014760	0.02	(8)
	Other	Common Shares Warrant (1)	457	(g)			—	(6)	—	—	(6)
	Equity	Common Stock, $0.0001 par value per share, underlying the Common Shares Warrant (3)	457	(f)	1,091,525		12,552,537.5		0.00014760	1,852.76	(9)
	Other	Preferred Shares Warrant (1)	457	(g)			—	(6)	—	—	(6)
	Equity	Common Stock, $0.0001 par value per share, converted from Series A Convertible Preferred Stock underlying the Preferred Shares Warrant and underlying Common Shares Warrant (4)	457	(f)	2,910,734		26,789,637.5		0.00014760	3,954.16	(9)
Fees Previously Paid	Equity	Common Stock, $0.0001 par value per share	457	(f)	21,000,000	—	333		$0.00011020	0.04
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A		N/A		N/A			N/A		N/A	N/A	N/A	N/A
	Total Offering Amounts						$39,343,141.7			$5,807.07
	Total Fees Previously Paid						333			0.04
	Total Fee Offsets									N/A
	Net Fee Due									$5,807.03

(1)	Relates to the consideration of (i) 25,100,000 shares of common stock, par value $0.0001 per share (“Common Stock”), of EF Hutton Acquisition Corporation I (“EFHAC”), a Delaware corporation, (ii) 39,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share, of EFHAC (“Parent Preferred Stock”), (iii) a warrant to purchase 1,091,525 shares of Common Stock (“Common Shares Warrant”), and (iv) a warrant to purchase 15,819 shares of Parent Preferred Stock (“Preferred Shares Warrant), issued to the ECD Securityholders as consideration in the proposed merger of Humble Imports, Inc. d/b/a ECD Auto Design, a Florida corporation (“ECD”), and EFHAC Merger Sub, Inc., a Florida corporation and wholly-owned subsidiary of EFHAC, with and into ECD (the “Business Combination”), with ECD surviving the Business Combination as a wholly-owned subsidiary of EFHAC. In connection with the consummation of the Business Combination, EFHAC will be renamed “ECD Automotive Design, Inc.” or such other name designated by ECD by notice to EFHAC.

(2)	Represents 3,900,000 shares of Common Stock issuable upon conversion of 39,000 shares of Parent Preferred Stock.

(3)	Represents 1,091,525 shares of Common Stock issuable upon exercise of a Common Shares Warrant;

(4)	Represents the sum of (i) 1,819,209 shares of Common Stock upon conversion of 15,819 shares of Parent Preferred Stock, issuable upon exercise of the Preferred Shares Warrant to purchase 15,819 shares of Parent Preferred Stock, and (ii) 1, 091,525 shares of Common Stock issuable upon exercise of a Common Shares Warrant issuable upon exercise of the Preferred Shares Warrant.

(5)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

(6)	Because the shares of EFHAC Common Stock underlying the securities are registered hereby, no separate registration fee is required with respect to the securities registered hereby.

(7)	Calculated pursuant to Rule 457 under the Securities Act by calculating the product of (i) the maximum aggregate offering price and (ii) 0.00014760.

(8)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act. ECD, a Florida corporation, is a private company, no market exists for its securities, and has an accumulated deficit. The ECD common stock and ECD preferred stock being exchanged in the Business Combination have no par value. Therefore, the proposed maximum aggregate offering price is being calculated based on one-third of the aggregate par value of the EFHAC securities expected to be issued in the Business Combination.

(9)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act. The proposed maximum aggregate offering price is based on the exercise price of the warrants.